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    As filed with the Securities and Exchange Commission on February 14, 2005

                                                     Registration No. 333-119666
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                               AMENDMENT NO. 5 TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           __________________________


                               GLOBIX CORPORATION
                               ------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            13-3781263
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                      7389
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                       ----------------------------------
                                139 CENTRE STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 334-8500
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               PETER K. STEVENSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               GLOBIX CORPORATION
                                139 CENTRE STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 334-8500
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE, OF AGENT FOR SERVICE
                       -----------------------------------

                                   COPIES TO:
  BONNIE J. ROE, ESQ.                                    MELINDA BRUNGER, ESQ.
DAY, BERRY & HOWARD LLP                                    ANDREWS KURTH LLP
    875 THIRD AVENUE                                     600 TRAVIS, SUITE 4200
   NEW YORK, NY 10022                                      HOUSTON, TX 77002
TELEPHONE: (212) 829-3600                              TELEPHONE: (713) 220-4200
                       -----------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger described in the joint proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|


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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================



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                                EXPLANATORY NOTE

The sole purpose of the Amendment is to file Exhibit 5 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the DGCL, we shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she was or is a director, officer, employee or agent of our company.

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Our Amended and Restated Certificate of Incorporation relieves our directors from monetary damages to our company or our stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, we carry an insurance policy for the protection of our directors and executive officers against any liability asserted against them in their official capacities.


ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits

     EXHIBIT NO.                          EXHIBIT DESCRIPTION

         2.1 Agreement and Plan of Merger dated as of July 19, 2004 by and between Globix Corporation and NEON Communications, Inc. (included as Appendix A-1 to the joint proxy statement/prospectus forming a part of this Registration Statement)*

         2.2 First Amendment to Agreement and Plan of Merger dated as of October 8, 2004 by and between Globix Corporation and NEON Communications, Inc. (included as Appendix A-2 to the joint proxy statement/prospectus forming a part of this Registration Statement)*

         2.3 Amended Joint Prepackaged Plan of Globix and certain of the Globix's subsidiaries, dated April 8, 2002 (3)

         2.4            Form of Securities Exchange Agreement, dated September
                        15, 2004 (4)

         3.1            Amended and Restated Certificate of Incorporation of
                        Globix (5)

         3.2            Amended and Restated Bylaws of Globix (5)

         3.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation of NEON (included as 3.3 Appendix B-1 to the joint proxy statement/prospectus forming a part of this Registration Statement)*

         3.4 Certificate of Amendment to Certificate of Designation of Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12% Series A Cumulative Convertible Preferred Stock of NEON (included as Appendix B-2 to the joint proxy statement/prospectus forming a part of this Registration Statement)*

         3.5 Section 262 of the Delaware General Corporation Law (included as Appendix C to the joint proxy statement/prospectus forming a part of this Registration Statement)*

         4.1 Indenture, dated as of April 23, 2002, between Globix, as issuer, the Subsidiary Guarantors of Globix named therein and HSBC Bank USA, as trustee, relating to the 11% senior notes due 2008 (5)

         4.2 Form of Pledge and Security Agreement, dated as of April 23, 2002, between each Subsidiary Guarantor of Globix and HSBC Bank USA, as Collateral Agent/Trustee (5)

         4.3 Form of Warrant issued to affiliates of Communication Technology Advisors (6)

         5 Opinion of Day, Berry & Howard LLP as to the validity of the shares of common stock and preferred stock

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         8.1            Opinion of Day, Berry & Howard LLP regarding certain tax
                        aspects of the merger *

         8.2 Opinion of Andrews Kurth LLP regarding certain tax aspects of the merger*

         10.1 Purchase Agreement between Young Woo and Globix, dated as of June 2, 1998 **(1)

         10.4 Employment Agreement between Peter L. Herzig and Globix, dated as of October 2, 2001 (2)

         10.8 Consulting Agreement, dated as of April 19, 2002, between Globix and Communication Technology Advisors LLC
                        (6)

         10.9 Agreement between Globix and Communication Technology Advisors, dated as of November 1, 2002 (6)

         10.10 Agreement between Globix and Communication Technology Advisors, dated as of February 1, 2003 (6)

         10.11 Registration Rights Agreement between Globix and the holders of Globix's securities party thereto, dated as of April 23, 2002 (6)

         10.12          Employment Agreement between Globix and Peter K.
                        Stevenson, dated as of April 15, 2002 (6)

         10.14 Letter Agreement between Globix and H. Jameson Holcombe, dated July 15, 2002 (6)

         10.15 Amendment, dated as of August 1, 2003, to the Employment Agreement between Globix and Peter K. Stevenson (7)

         10.16 Contract of Sale, dated as of October 10, 2003, between Globix and Heritage Partners LLC (7)

         12 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends*

         16             Letter re: Change in Certifying Accountant (8)

         21             List of Subsidiaries (7)

         23.1           Consent of PricewaterhouseCoopers LLP*

         23.2           Consent of Amper, Politziner & Mattia PC*

         23.3 Consent of BDO Seidman, LLP, independent registered public accounting firm*

         23.4 Consent of Day, Berry & Howard LLP (included in Exhibit 5 and Exhibit 8.1).*

         23.5           Consent of Andrews Kurth LLP (included in Exhibit 8.2)*

         24.1           Powers of Attorney (see signature page)

         99.1           Form of Proxy Card for Globix*

         99.2           Form of Proxy Card for NEON*

         99.3 Opinion of Needham & Company, Inc. (included as Appendix D to the joint proxy statement/prospectus forming a part of this Registration Statement)*

         99.4 Opinion of Adams Harkness, Inc.(f/k/a Adams, Harkness & Hill, Inc.) (included as Appendix E to the joint proxy statement/prospectus forming a part of this Registration Statement)*

         99.5 Affirmation Letter of Adams Harkness, Inc. (f/k/a Adams, Harkness & Hill, Inc.) (included as Appendix F to the joint proxy statement/prospectus forming a part of this Registration Statement)*

         99.6           Consent of Needham & Company, Inc.*

         99.7 Consent of Adams Harkness, Inc. (f/k/a Adams, Harkness & Hill, Inc.)*
____________

         *              Previously filed.

         ** Confidential treatment granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act of 1933.

         (1) Incorporated by reference to the Company's Report on Form 8-K/A filed on September 18, 1998.

         (2) Incorporated by reference to the Company's Annual Report on Form 10-K filed on December 31, 2001.

         (3) Incorporated by reference to the Company's Current Report on Form 8-K filed on April 23, 2002.

         (4) Incorporated by reference to the Company's Current Report on Form 8-K filed on October 13, 2004.

         (5) Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed on May 15, 2002.

         (6) Incorporated by reference to the Company's Annual Report on Form 10-K filed on March 26, 2003.

         (7) Incorporated by reference to the Company's Annual Report on Form 10-K filed on December 18, 2003.

         (8) Incorporated by reference to the Company's Report on Form 8-K filed on September 19, 2003.

(b) Financial Statement Schedules.

(c) N/A

ITEM 22.          UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and (e) That every prospectus (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to the Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 5 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: February 14, 2005               GLOBIX CORPORATION



                                      By: /s/ Peter K. Stevenson
                                          --------------------------------------
                                          Peter K. Stevenson
                                          President, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 5 registration statement has been signed by the following persons in the capacities and on the dates indicated:



                                      /s/ Peter K. Stevenson
                                      ------------------------------------------
                                      Peter K. Stevenson
                                      President, Chief Executive Officer and
                                      Director
                                      (principal executive officer)
                                      Date: February 14, 2005


                                      /s/ Robert M. Dennerlein
                                      ------------------------------------------
                                      Robert M. Dennerlein
                                      Chief Financial Officer
                                      (principal financial and accounting
                                      officer)
                                      Date: February 14, 2005


                                      /s/ Peter S. Brodsky*
                                      ------------------------------------------
                                      Peter S. Brodsky
                                      Director
                                      Date: February 14, 2005


                                      /s/ Peter L. Herzig*
                                      ------------------------------------------
                                      Peter L. Herzig
                                      Director
                                      Date: February 14, 2005


                                      /s/ Steven Lampe*
                                      ------------------------------------------
                                      Steven Lampe
                                      Director
                                      Date: February 14, 2005

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                                      /s/ Steven G. Singer*
                                      ------------------------------------------
                                      Steven G. Singer
                                      Director
                                      Date: February 14, 2005


                                      /s/ Raymond L. Steele*
                                      ------------------------------------------
                                      Raymond L. Steele
                                      Director
                                      Date: February 14, 2005


                                      /s/ Steven A. Van Dyke*
                                      ------------------------------------------
                                      Steven A. Van Dyke
                                      Director
                                      Date: February 14, 2005


                                  By: /s/ Robert M. Dennerlein*
                                      ------------------------------------------
                                      Robert M. Dennerlein,
                                      Attorney-in-fact